EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-150333, effective November 3, 2011) of Bioheart, Inc. and subsidiaries of our report dated April 12, 2012  relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Fiondella, Milone and LaSaracina LLP

Glastonbury, Connecticut
April 12, 2012